Exhibit 10.38

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

COMBINATION STUDY COLLABORATION AGREEMENT

BETWEEN

GENENTECH, INC.

AND

SYNDAX PHARMACEUTICALS, INC.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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1.37	“Patents”	5
1.38	“Phase 1”	5
1.39	“Phase 2”	6
1.40	“Project Participants”	6
1.41	“Prosecution and Maintenance”	6
1.42	“Protocol”	6
1.43	“PV Agreement”	6
1.44	“Quality Agreement”	6
1.45	“Regulatory Authority”	6
1.46	“Regulatory Documentation”	6
1.47	“Right of Cross-Reference”	6
1.48	“Roche Group”	6
1.49	“Sample Analyses”	6
1.50	“Sample Analysis Plan”	7
1.51	“Sample Data”	7
1.52	“Samples”	7
1.53	“Specifications”	7
1.54	“Sponsor”	7
1.55	“Study”	7
1.56	“Study Completion”	7
1.57	“Study Data”	7
1.58	“Subinvestigator”	7
1.59	“Subject”	7
1.60	“Syndax Compound”	7
1.61	“Third Party”	7

Article 2 Conduct of the Study		8

2.1	Overview	8
2.2	Sponsor	8
2.3	IND; Investigator’s Brochure	8
2.4	Protocol	8
2.5	Enrollment	9
2.6	Agreements with Project Participants	9
2.7	Regulatory Matters	9
2.8	Documentation, Updates and Final Study Report	9
2.9	Genentech Study Responsibilities	10
2.10	Costs	10
2.11	Additional Studies	10

Article 3 Governance		11

3.1	Joint Development Committee	11
3.2	Data Review Committee	12

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Article 4 Supply of Study Drugs		13

4.1	Syndax Compound	13
4.2	Genentech Compound	13
4.3	Quality Agreement	14
4.4	Mutual Obligations	15

Article 5 Study Data; Sample Analyses and Sample Data		15

5.1	Study Data	15
5.2	Sample Analyses and Sample Data	15

Article 6 Collaboration Inventions and Licenses		16

6.1	Collaboration Inventions	16
6.2	Licenses	17
6.3	Patent Prosecution and Maintenance	17
6.4	Patent Enforcement and Defense	19

Article 7 Confidentiality		19

7.1	Disclosure and Use of Confidential Information	19
7.2	Exceptions	20
7.3	Authorized Disclosures	20
7.4	Continuing Obligation	21
7.5	Termination of Prior Agreements	21

Article 8 Public Disclosures; Use of Names		21

8.1	Clinical Trials Registries	21
8.2	Publications and Presentations	21
8.3	Press Releases and Other Public Disclosures	22
8.4	Use of Names	23

Article 9 Human Subjects		23

9.1	Informed Consent	23
9.2	IRB Approval	24
9.3	Patient Privacy and Data Protection	24

Article 10 Records; Debarment; Investigations and Inquiries		24

10.1	Records	24
10.2	Debarment	24
10.3	Investigations and Inquiries	24

Article 11 Safety Reporting		25

11.1	Pharmacovigilance Agreement	25

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Article 12 Term; Termination		25

12.1	Term	25
12.2	Termination for Material Breach	25
12.3	Termination for Other Reasons	25
12.4	Effects of Termination or Expiration	26

Article 13 Representations and Warranties		26

13.1	Mutual Representations and Warranties	26
13.2	Disclaimers	27

Article 14 Indemnification; Limitation on Liability; Insurance		27

14.1	Indemnification	27
14.2	Limitation on Liability	29
14.3	Insurance	29

Article 15 Dispute Resolution		30

15.1	Internal Resolution	30
15.2	Arbitration	30

Article 16 General Provisions		30

16.1	Subcontracting	30
16.2	Compliance With Laws and Policies	31

Article 17 Miscellaneous		31

17.1	Notices	31
17.2	Governing Law	32
17.3	Assignment	32
17.4	Force Majeure	33
17.5	Relationship of the Parties	34
17.6	Amendment; Waiver	34
17.7	Construction; Captions	34
17.8	Severability	34
17.9	Entire Agreement	34
17.10	Counterparts; Facsimiles	35

Exhibits

Exhibit A	Protocol

Exhibit B	Sample Analysis Plan

Exhibit C	Compound Supply Plan

Exhibit D	Press Release

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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COMBINATION STUDY COLLABORATION AGREEMENT

THIS COMBINATION STUDY COLLABORATION AGREEMENT (“Agreement”) is made and entered into, effective as of August 24, 2015 (“Effective Date”), by and between Genentech, Inc., a Delaware corporation, having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”) and Syndax Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 400 Totten Pond Road, Suite 110, Waltham, Massachusetts 02451 (“Syndax”). Genentech and Syndax are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Genentech is developing the Genentech Compound (defined below) for the treatment of certain tumor types;

B. Syndax is developing the Syndax Compound (defined below) for the treatment of certain tumor types.

C. Syndax wishes to conduct clinical study(ies) in patients with the Initial Indication (defined below) in which the Genentech Compound and the Syndax Compound will be dosed in combination.

D. Genentech and Syndax, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the Genentech Compound and the Syndax Compound for the Study.

E. Syndax is willing to provide to Genentech the Study Data, the Sample Data and the Final Study Report (each, defined below).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and Syndax agree as follows:

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Article 1

Definitions

Capitalized terms used in this Agreement shall have the meanings set forth below, unless otherwise specifically indicated.

1.1 “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party. For purposes of this definition, the term “control” (including, the correlative meanings, “controlled by” and “under common control with”) means (a) the direct or indirect ownership of more than fifty percent (50%) of the stock having the right to vote for directors thereof (or general partnership interests) or (b) the ability to otherwise control the decisions of the board of directors or equivalent governing body thereof. Notwithstanding the foregoing, for purposes of this Agreement, Chugai Pharmaceutical Co., Ltd (for purposes of this definition, “Chugai”) and FMI Medicine, Inc. (for purposes of this definition, “FMI”), and all business entities controlled by Chugai or FMI, shall not be considered Genentech’s Affiliates, unless and until Genentech elects to include one or more of such business entities as its Affiliate, by providing written notice to Syndax of such election.

1.2 “Ancillary Agreements” means the Quality Agreement and the PV Agreement.

1.3 “Applicable Law” means all (a) federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity under this Agreement (including the performance of clinical trials and medical treatment) that may be in effect from time to time (including GCP, GLP, GMP and others promulgated by Regulatory Authorities); (b) applicable data protection and patient privacy laws and requirements (including those specified in the EU Data Protection Directive and the regulations issued under HIPAA); (c) export control and economic sanctions regulations that prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; (d) anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives (including the United States Foreign Corrupt Practices Act); (e) laws and regulations governing payments to healthcare providers; (f) laws and requirements governing ineligibility to participate in federal, state or other healthcare programs (including debarment under 21 USC § 335a, disqualification under 21 CFR §312.70 or § 812.119, sanctions by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program); and (g) successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.4 “Business Day” means a day, other than a Saturday, Sunday or day on which commercial banks located in San Francisco, California or Boston, Massachusetts are authorized or required by law or regulation to close.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.5 “Case Report Form” means the form (whether paper or electronic) for collecting certain data about each Subject, including the data collected for such Subject.

1.6 “CFR” means the United States Code of Federal Regulations.

1.7 “Collaboration IND” means the IND that includes the Protocol.

1.8 “Collaboration Invention” is defined in Section 6.1(a).

1.9 “Combination” means the Genentech Compound and the Syndax Compound used in combination, but not co-formulated.

1.10 “Compounds” means the Genentech Compound and the Syndax Compound. A “Compound” means either the Genentech Compound or the Syndax Compound, as applicable.

1.11 “Compound Supply Plan” means the plan for supplying the Genentech Compound for the Study, attached as Exhibit C.

1.12 “Confidential Information” means nonpublic information (including Know-How) of a Party that is disclosed in connection with this Agreement (whether orally, electronically, visually or in writing) by or on behalf of such Party to the other Party or its designee. Study Data, Sample Data, Collaboration Inventions and other intellectual property shall be the Confidential Information of the Party(ies) that own such Study Data, Sample Data, Collaboration Inventions and other intellectual property, except as otherwise expressly provided in the Agreement. Data and other information (including Study Data, Sample Data and Collaboration Inventions) specifically and solely related to the Genentech Compound and the Syndax Compound shall be the Confidential Information solely of Genentech and solely of Syndax, respectively, and such information includes investigators’ brochures (and portions thereof), biomarker data, pharmacokinetic and pharmacodynamic data and product storage, handling, expiry, administration and in-use handling information. The terms and conditions of this Agreement and the Protocol shall be the Confidential Information of both Parties.

1.13 “CRO” means a Third Party service provider (e.g., a person or organization) that assumes one or more obligations of the Sponsor, in accordance with Title 21 of the CFR, or the equivalent assumption of obligations in a jurisdiction other than the United States.

1.14 “Database Lock” means the database lock of the Study Data after Study Completion.

1.15 “Data Review Committee” or “DRC” is defined in Section 3.2(a).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.16 “EMA” means, collectively, the European Medicines Agency and the European Commission (with respect to its functions related to marketing authorizations for medicinal products), or any successor entity thereto performing similar functions.

1.17 “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.18 “Final Study Report” is defined in Section 2.8(c).

1.19 “First Site Ready” means when the first Participating Site has all deliverables and approvals in place to support patient enrollment in the Study.

1.20 “GCP” means, as to the United States and the European Union, applicable good clinical practices (for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials that provides assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of trial subjects are protected) in effect in the United States and the European Union, respectively, during the term of the Agreement and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices then in effect in the United States or the European Union.

1.21 “Genentech Compound” means atezolizumab (an anti-PD-L1 (programmed death-ligand 1) monoclonal antibody) and any formulations thereof.

1.22 “GLP” means, as to the United States and the European Union, applicable good laboratory practices in effect in the United States and the European Union, respectively, during the term of the Agreement and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices then in effect in the United States or the European Union.

1.23 “GMP” means, as to the United States and the European Union, applicable good manufacturing practices in effect in the United States and the European Union, respectively, during the term of the Agreement and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices then in effect in the United States or the European Union.

1.24 “HIPAA” means, collectively, the United States Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, as amended from time to time.

1.25 “IND” means an investigational new drug application filed or to be filed with the FDA as described in 21 CFR Part 312, or the equivalent filing with a relevant Regulatory Authority in any jurisdiction (including an investigational medicinal product dossier filed or to be filed with the EMA or a clinical trial application filed or to be filed with Health Canada), together with any amendments, supplements or other additions or deletions thereto.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.26 “Initial Indication” means stage IV triple negative breast cancer.

1.27 “Investigator” is defined in 21 CFR § 312.3(b) and, under this Agreement, means an individual who conducts the Study at a Participating Site in any jurisdiction.

1.28 “IRB” means an institutional review board as described in 45 CFR Part 46, or the equivalent entity (such as an independent ethics committee) in any jurisdiction.

1.29 “JDC Chair” is defined in Section 3.1(b).

1.30 “JDC Co-Leader” is defined in Section 3.1(a).

1.31 “Joint Development Committee” or “JDC” is defined in Section 3.1(a).

1.32 “Joint Patent” is defined in Section 6.3(c).

1.33 “Know-How” means scientific or other technical information, including data, assays, protocols, methods, processes, techniques, models, designs and databases.

1.34 “Manufacture” or “Manufacturing,” or the like, means all stages of the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable.

1.35 “NDA” means a new drug application filed or to be filed with the FDA as described in 21 CFR Part 314, or the equivalent filing with a relevant Regulatory Authority in any jurisdiction (including a marketing authorization application filed or to be filed with the EMA or Health Canada), together with any amendments, supplements or other additions or deletions thereto.

1.36 “Participating Site” means a hospital or other institution participating in the Study.

1.37 “Patents” means all patents and patent applications, in any country, including any reissues, extensions, supplementary protection certificates, registrations, divisions, continuations, continuations-in-part, reexaminations, substitutions or renewals thereof.

1.38 “Phase 1” means the dose escalation phase of the Study to determine the maximum tolerated dose (MTD) and/or putative optimal biologic dose of the Combination.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.39 “Phase 2” means the expansion phase of the Study to assess the preliminary efficacy signal in patients with the Initial Indication.

1.40 “Project Participants” means Syndax, Investigators, Subinvestigators, Participating Sites, CROs, drug distributors, vendors and subcontractors or agents of Syndax, or Syndax’s Affiliates, who conduct or assist in conducting the Study or provide related services

1.41 “Prosecution and Maintenance” or “Prosecute and Maintain” is defined in Section 6.3(a).

1.42 “Protocol” means the written documentation with final protocol number SNDX-275-0602, titled “A Phase 1b/2, Open-label, Dose Escalation Study of Entinostat in Combination with Atezolizumab in Patients with Metastatic Triple Negative Breast Cancer,” to be approved by the Joint Development Committee after the Effective Date, and which may be amended by the JDC in accordance with this Agreement. A summary of the Protocol as of the Effective Date is attached in Exhibit A.

1.43 “PV Agreement” is defined in Section 11.1.

1.44 “Quality Agreement” is defined in Section 4.3.

1.45 “Regulatory Authority” means (a) the FDA; (b) the EMA; or (c) any regulatory authority or body performing similar functions in any jurisdiction anywhere in the world.

1.46 “Regulatory Documentation” means, with respect to a product containing the Genentech Compound as monotherapy or the Syndax Compound as monotherapy, all submissions to Regulatory Authorities concerning the development of such product, including all INDs, NDAs, drug master files, correspondence with Regulatory Authorities, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case, together with all supporting documents (including documents with respect to clinical data).

1.47 “Right of Cross-Reference” means a written statement by a Party to the applicable Regulatory Authority that authorizes such Regulatory Authority to reference information submitted previously by such Party to such Regulatory Authority, as described in 21 CFR § 312.23(b), or the equivalent authorization in a jurisdiction other than the United States.

1.48 “Roche Group” means Genentech and its Affiliates.

1.49 “Sample Analyses” means the testing procedures and analyses of the Samples to be performed under this Agreement in accordance with the Sample Analysis Plan.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.50 “Sample Analysis Plan” means the plan, attached as Exhibit B, that outlines (a) the Sample Analyses to be performed; (b) the priority for using available Samples; (c) which Party is responsible for performing particular Sample Analyses; (d) the timing for sharing particular subsets of the Sample Data; and (e) the ownership of particular subsets of the Sample Data.

1.51 “Sample Data” means all data (including raw data), findings, conclusions and other results from the Sample Analyses.

1.52 “Samples” means biological samples collected from Subjects in accordance with the Protocol.

1.53 “Specifications” means, with respect to a Compound, the set of requirements for such Compound set forth in the Quality Agreement.

1.54 “Sponsor” is defined in 21 CFR § 312.3(b) and, under this Agreement, means the entity that takes responsibility for and initiates the Study in any jurisdiction.

1.55 “Study” means the clinical investigation(s) included in the Protocol to study the Combination. For purposes of this Agreement, Study excludes Sample Analyses.

1.56 “Study Completion” means the last Subject visit specified in the Protocol for primary endpoint evaluation.

1.57 “Study Data” means all data (including raw data), Case Report Forms, findings, conclusions and other results from the Study, including the Final Study Report. Study Data excludes the Sample Data. Study Data includes investigator reports (both preliminary and final), statistical analyses and expert opinions and reports.

1.58 “Subinvestigator” is defined in 21 CFR § 312.3(b) and, in the event the Study is conducted by a team at a Participating Site, means an individual designated by the Investigator who is the responsible leader of such team.

1.59 “Subject” is defined in 21 CFR § 312.3(b) and, under this Agreement, means a human who participates in the Study in any jurisdiction.

1.60 “Syndax Compound” means entinostat (an oral HDAC (histone deacetylase) inhibitor) and any formulations thereof.

1.61 “Third Party” means any person or entity other than a party to this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Article 2

Conduct of the Study

2.1 Overview. The Parties wish to collaborate regarding the Study to be conducted under this Agreement. Each Party shall use commercially reasonable efforts to perform its obligations hereunder. Nothing in this Agreement shall (a) prohibit either Party from performing any additional studies relating to its own Compound, either individually or in combination with any other compound or product, in any therapeutic area or (b) create an exclusive relationship between the Parties with respect to either Compound. The Parties may agree to conduct subsequent clinical studies using the Combination, as described in Section 2.11.

2.2 Sponsor. Syndax shall be the Sponsor of the Study; in no event shall any member of the Roche Group be deemed a Sponsor of the Study. Syndax shall conduct, and use commercially reasonable efforts to cause all Project Participants to conduct, the Study in accordance with this Agreement, the Protocol and Applicable Law. Syndax shall be responsible for obtaining all approvals and clearances necessary to conduct the Study, including approvals from Regulatory Authorities and IRBs and customs clearances.

2.3 IND; Investigator’s Brochure. Syndax shall own and shall file the Collaboration IND. For the avoidance of doubt, the Collaboration IND will not be a combination IND. If a Regulatory Authority requests a separate combination IND for the Study, the Parties shall meet and agree on an approach to address such request. Each Party shall be responsible for (a) drafting, and updating as necessary for the Study, an investigator’s brochure for its Compound and (b) filing, as applicable, all necessary Regulatory Documentation to its existing IND for its Compound, including submitting to such IND any serious adverse event and adverse drug reaction cases emerging from the Study. Genentech shall provide to Syndax those portions of the investigator’s brochure (and any updates) for the Genentech Compound that pertain to safety information and are necessary to submit or amend the Collaboration IND or to conduct the Study.

2.4 Protocol. The Parties agreed to a summary of the Protocol prior to executing this Agreement, and a complete Protocol will be developed by Syndax and approved by the Joint Development Committee after the Effective Date. Any proposed amendments to the Protocol necessary to protect the safety of Subjects shall be promptly reported to Genentech in writing. Notwithstanding anything to the contrary in this Agreement, the prior written consent of Genentech is required for amendments to the Protocol that are (a) material amendments (other than relating solely to the Syndax Compound), including the maximum number of Subjects to be enrolled in the Study and (b) amendments (whether or not material) relating specifically to the Genentech Compound. Genentech shall provide such consent, or a written explanation for why such consent is being withheld, within *** of receiving Syndax’s request therefor. Genentech shall not unreasonably withhold its consent for such amendments.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.5 Enrollment. Syndax shall not begin enrolling Subjects until after the full execution of this Agreement. Syndax shall enroll Subjects in compliance with Applicable Law and shall be responsible for tracking enrollment at Participating Sites. The total enrollment shall not exceed the maximum number of Subjects specified in the Protocol, unless such number is increased by a Protocol amendment.

2.6 Agreements with Project Participants. Syndax is solely responsible for negotiating and executing appropriate agreements with CROs, Investigators, Participating Sites, drug distributors and other Project Participants. Syndax shall ensure that (a) all such agreements include terms and conditions that are necessary for Syndax to comply with the terms and conditions of this Agreement (including the confidentiality provisions in Article 7); (b) all Project Participants are appropriately qualified, and Syndax has satisfied the requirements of Section 10.2 with respect to such Project Participants; and (c) the compensation being paid to a Participating Site under its agreement with Syndax for the Study constitutes the fair market value of the services to be provided. Syndax is solely responsible for managing the Project Participants, including monitoring the conduct of the Study at the Participating Sites. In no event shall any agreement with a Project Participant represent that any member of the Roche Group is a Sponsor.

2.7 Regulatory Matters.

(a) Generally. Syndax shall ensure that all directions from Regulatory Authorities and IRBs with jurisdiction over the Study are followed. Syndax is responsible for all regulatory obligations imposed on the Sponsor; no such obligations are transferred to any member of the Roche Group under this Agreement.

(b) Interactions with Regulatory Authorities. Notices, inquiries and correspondences that Syndax (or Project Participants) receive from a Regulatory Authority regarding the Study shall be handled in accordance with Section 10.3, subject to the provisions of this Section. If Syndax receives any comments or other inquiries from a Regulatory Authority regarding the Study that pertain specifically to the Genentech Compound, Syndax shall provide such inquiries to Genentech, and Genentech shall provide its responses to Syndax within the timeline imposed by the Regulatory Authority, and in no event later than *** from the date Genentech receives such inquiries from Syndax. Genentech shall have the right (but not the obligation) to participate in any discussions with a Regulatory Authority regarding matters related to the Genentech Compound, to the extent permitted by such Regulatory Authority.

(c) Rights of Reference. Promptly after the Effective Date, and during the Study, each Party shall provide a Right of Cross-Reference to the existing IND for its Compound to the extent necessary to allow the Study to be conducted under the Collaboration IND.

2.8 Documentation, Updates and Final Study Report.

(a) Documentation. Each Party shall maintain reports and documentation arising in connection with the Study in good scientific manner and in compliance with Applicable Law. Each Party shall provide to the other

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Party all such reports and documentation arising from the Study (including reports of interim analyses, if applicable) reasonably requested to enable such other Party to comply with any of its legal, regulatory and/or contractual obligations, or any request by a Regulatory Authority, in all cases related to the Genentech Compound or the Syndax Compound, as applicable.

(b) Updates. Syndax shall provide written updates regarding the status of the Study (including enrollment status, project timelines, Genentech Compound inventory and Genentech Compound forecasting) to Genentech on a quarterly basis. At Genentech’s request, in lieu of a written update, Syndax shall provide such quarterly update to Genentech orally, either in person or by telephone.

(c) Final Study Report. Syndax shall use its best efforts to complete the Study as outlined in the Protocol. Syndax shall summarize the findings of the Study in a Final Study Report. Syndax shall provide the Final Study Report to Genentech within six (6) months after Database Lock. “Final Study Report” means a formal clinical study report documenting and summarizing the results and interpretation of the Study, including the trial design, trial objectives, patient assessment, data analysis, results, risk/benefit analysis, safety and effectiveness.

2.9 Genentech Study Responsibilities. In addition to Genentech’s obligations to supply the Genentech Compound under Section 4.2 and provide responses to Syndax pertaining to those Regulatory Authority inquiries specified under Section 2.7(b), Genentech shall provide and make available to Syndax necessary information about the Genentech Compound to conduct the Study, including to support interactions with Regulatory Authorities and IRBs. Genentech shall make available to Syndax safety data related to the Genentech Compound necessary to file the Collaboration IND and to conduct the Study.

2.10 Costs. Each Party shall perform its obligations under this Agreement at its own expense (e.g., performing the Sample Analyses under Section 5.2), including its internal costs. Except for the foregoing or as otherwise expressly provided in the Agreement (e.g., Genentech’s obligation to supply the Genentech Compound under Section 4.2), or agreed to in writing by the Parties, *** shall be *** responsible for the costs of the Study.

2.11 Additional Studies. If a Party would like to conduct additional clinical studies using the Combination, at the request of such Party, the Parties shall discuss in good faith the possibility of, and the terms and conditions for, conducting such clinical studies, including cost sharing, decision making and the supply of Compounds. This Section shall survive the expiration of this Agreement for a period of ***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Article 3

Governance

3.1 Joint Development Committee.

(a) Establishment of the JDC. Within thirty (30) days after the Effective Date, the Parties shall establish a Joint Development Committee (“Joint Development Committee” or “JDC”) to oversee the Study. The JDC shall be composed of at least two (2), but no more than three (3) representatives designated by each Party (and the Parties need not have the same number of representatives). The representatives shall be appropriate (in terms of their seniority, availability, function in their respective organizations, training and experience) for the activities then being undertaken. Each Party shall designate one of its representatives as its primary JDC contact for JDC matters (such Party’s “JDC Co-Leader”). A Party may replace any or all of its representatives (and designated JDC Co-Leader) at any time by informing the other Party’s JDC Co-Leader in advance, in writing (which may be by email). The JDC shall exist for the term of the Agreement.

(b) Chair of JDC. A Joint Development Committee representative from Syndax shall chair the Joint Development Committee (“JDC Chair”). The JDC Chair shall be responsible for the following: (i) scheduling JDC meetings and setting meeting agendas; (ii) calling emergency JDC meetings; and (iii) any additional responsibilities specified in the Agreement. Notwithstanding the foregoing, Genentech’s JDC representatives have the right to schedule meetings, raise matters for discussion and put matters to a vote.

(c) Responsibilities of the JDC. The Joint Development Committee shall be responsible for performing the following functions:

(i) review and approve the final version of the Protocol and any amendments to the Protocol, subject to Section 2.4;

(ii) discuss potential Participating Sites and Investigators;

(iii) review the progress of the Study and make necessary joint decisions;

(iv) establish the Data Review Committee (as described in Section 3.2) and decide how to address its recommendations;

(v) coordinate, and be the primary conduit for, the transfer of materials and information between the Parties, including the Study Data, the Final Study Report, the Samples and the Sample Data; and

(vi) perform such other functions as appropriate to further the purposes of the Study, or as otherwise specified in this Agreement or agreed to by the Parties.

(d) Decision Making Authority. With respect to the responsibilities of the Joint Development Committee, each Party shall have one (1) collective vote in all decisions, and

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the Parties shall attempt to make decisions by reaching agreement. If the JDC cannot reach agreement within *** of a disputed matter being brought to a vote, either Party may refer the dispute to the Parties’ executives for resolution in accordance with Section 15.1 and the other provisions of Article 15. The JDC has no authority to amend, or to waive compliance with, any provisions of this Agreement.

(e) Meetings; Attendees; Decisions. Once established, the Joint Development Committee shall meet at least once each calendar quarter and at such other times as deemed appropriate by the JDC. The JDC may meet in person or via teleconference, video conference or the like, provided that at least one (1) meeting per calendar year shall be held in person (unless otherwise agreed by the Parties). Each Party shall bear the expense of its respective representatives’ participation in JDC meetings. If a Party’s representative is unable to attend a given meeting, such Party may designate a knowledgeable alternate to attend such meeting and perform the functions of such representative. Each Party may invite a reasonable number of non-voting employees, consultants or scientific advisors to attend JDC meetings, provided that such invitees are bound by appropriate confidentiality obligations. The JDC shall document in writing (which may be by email) all decisions made, action items assigned or completed and other appropriate matters.

(f) Sub-Teams; Designees. From time to time, the Joint Development Committee may establish sub-teams to oversee particular projects or activities, and such sub-teams will be constituted and operate as determined by the JDC. From time to time, the JDC may designate individuals (by name or function) to oversee activities, and such designees will perform such activities as determined by the JDC. By way of example, but not limitation, the JDC may establish sub-teams or designate individuals to oversee and coordinate publications strategy or patent prosecution matters.

3.2 Data Review Committee.

(a) Establishment of the DRC; Meetings. Under the direction of the Joint Development Committee, the Parties shall establish a Data Review Committee (“Data Review Committee” or “DRC”) to monitor the safety of the Compounds being used in the Study. The DRC shall be composed of (i) at least one clinician designated by Genentech familiar with the therapeutic profile of the Genentech Compound; (ii) at least one clinician designated by Syndax familiar with the therapeutic profile of the Syndax Compound; and (iii) if the Parties agree to include one or more independent clinicians, such individuals shall be acceptable to both Parties, and shall be bound by appropriate confidentiality obligations. The DRC shall meet *** during Phase 1, at least every *** during Phase 2 and *** during the conduct of the Study.

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(b) Responsibilities of the DRC. The Data Review Committee shall be responsible for performing the following functions:

(i) evaluate suspected dose-limiting toxicities (using criteria defined in the Protocol, if applicable) and adjudicate treatment related adverse events, based on clinical experience with the Compounds;

(ii) make recommendations to the JDC to hold dosing or enrollment, if safety data require further evaluation;

(iii) make recommendations to the JDC to end dosing or enrollment; and

(iv) perform such other functions as directed by the JDC or agreed to by the Parties.

(c) Advisory Body. The Data Review Committee shall be solely an advisory body without any power to make decisions that bind either Party.

Article 4

Supply of Study Drugs

4.1 Syndax Compound. Syndax shall use commercially reasonable efforts to Manufacture and supply, at its expense, sufficient quantities of the Syndax Compound to conduct the Study. Syndax represents and warrants to Genentech that the Syndax Compound used in the Study shall be Manufactured and delivered to the Participating Sites in compliance with: (a) the Specifications for the Syndax Compound and (b) Applicable Law.

4.2 Genentech Compound.

(a) Manufacture and Supply. Genentech shall use commercially reasonable efforts to Manufacture and supply, at its expense, the estimated quantities of the Genentech Compound specified in the Compound Supply Plan. Genentech represents and warrants to Syndax that such Genentech Compound shall be Manufactured and delivered to Syndax, a Third Party designated by Syndax or other locations agreed to by the Joint Development Committee (or its designees) (for purposes of Section 4.2, “Delivery Locations”) in compliance with: (a) the Specifications for the Genentech Compound; (b) the Quality Agreement; and (c) Applicable Law. Genentech shall ensure that any Genentech Compound supplied under this Agreement has, at the time of delivery, an adequate remaining shelf life to meet the Study requirements.

(b) Delivery. Genentech shall deliver the Genentech Compound to the Delivery Locations in accordance with the Quality Agreement and the timelines specified in the Compound Supply Plan or determined by the Joint Development Committee (or its designees). Shipments of the Genentech Compound shall include all documentation required by the Quality

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Agreement. Syndax shall require the Participating Sites to (i) maintain accurate records of all Genentech Compound received and dispensed in the conduct of the Study and (ii) properly store all Genentech Compound in accordance with any written instructions provided by Genentech and in a secure and locked location to prevent theft or misuse.

(c) Insufficient Quantities. If Syndax determines that the quantities of the Genentech Compound specified in the Compound Supply Plan are not sufficient to reach Study Completion, Syndax shall so notify Genentech. The Parties shall discuss the additional quantities of the Genentech Compound needed and the schedule on which Genentech shall supply such additional quantities. If Genentech reasonably believes that it will not be able supply such additional quantities of the Genentech Compound, Genentech shall not be deemed in breach of this Agreement, but shall provide prompt written notice to Syndax of the shortage (including the quantity of the Genentech Compound that Genentech reasonably determines it will be able to supply) and the Parties shall ***.

(d) Remaining Compound. On the completion or termination of the Study, Syndax shall ensure that all unused Genentech Compound, as well as all used and unused vials and bottles containing (or that contained) the Genentech Compound, are destroyed in accordance with Syndax’s standard operating procedures and documented accordingly (including certifying such destruction in writing to Genentech), or returned to Genentech or its designated agent if Syndax is unable to properly destroy the Genentech Compound, vials or bottles.

(e) Use of Compound. Syndax (i) has the right to use the Genentech Compound for purposes of conducting the Study and shall only use the Genentech Compound for such purposes; (ii) shall not use the Genentech Compound in any manner inconsistent with this Agreement or for any commercial purpose; and (iii) shall use, store, transport, handle and dispose of the Genentech Compound in compliance with Applicable Law, the Quality Agreement and all instructions from Genentech. Syndax shall not attempt to derive or reverse engineer the composition or underlying information or structure of the Genentech Compound, and in particular shall not analyze the Genentech Compound by physical, chemical or biochemical means, except as necessary to perform its obligations under the Quality Agreement. Genentech shall solely own all right, title and interest in and to any inventions that result from any unpermitted use of the Genentech Compound supplied to Syndax under this Agreement; Syndax hereby assigns any such inventions to Genentech. The provisions of this Section 4.2(e) shall apply to any Third Party performing Study-related activities on behalf of Syndax mutatis mutandis.

4.3 Quality Agreement. Within *** of executing this Agreement, the Parties shall enter into a quality agreement that will govern the Manufacture and supply of the Genentech Compound under this Agreement (“Quality Agreement”). In the event of a conflict between the Quality Agreement and this Agreement, this Agreement shall govern and control, unless otherwise expressly provided in the Quality Agreement.

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4.4 Mutual Obligations. Each Party shall have all regulatory approvals (including facility licenses) required to Manufacture its Compound in compliance with Applicable Law. Each Party shall notify the other Party as promptly as possible in the event any Manufacturing delay (or other event) is likely to adversely affect its ability to fulfill its obligations to supply its Compound under this Agreement. This Agreement does not create any obligation on the part of either Party to provide its Compound for any activities other than the Study.

Article 5

Study Data; Sample Analyses and Sample Data

5.1 Study Data.

(a) Database. Syndax shall maintain all Study Data in its database, in accordance with Applicable Law. At interim time points during the Study (determined by the Joint Development Committee or its designees, taking into account, among other factors, any potential negative effects on the Study), Syndax shall provide available Study Data to Genentech (as reasonably requested by Genentech). ***, Syndax shall provide to Genentech all of the Study Data. Syndax shall provide Study Data to Genentech under this Section 5.1(a) via electronic data transfer, in SAS format or as otherwise agreed by the Parties. Syndax shall provide the Final Study Report to Genentech in accordance with Section 2.8(c).

(b) Ownership and Use of Study Data. *** Each Party has the right to use the Study Data for any lawful purpose; provided, however, each Party’s use of the Study Data is subject to Section 6.3(e) and is subject to the limitations on disclosure of the other Party’s Confidential Information in Article 7.

5.2 Sample Analyses and Sample Data.

(a) Sample Analyses. Syndax shall provide to Genentech the Samples necessary for Genentech to perform the Sample Analyses for which Genentech is responsible under the Sample Analysis Plan. Each Party *** shall perform (directly or through a Third Party on its behalf) the Sample Analyses for which it is responsible in the Sample Analysis Plan (to the extent Samples are available, in accordance with the priorities in the Sample Analysis Plan). Each Party shall provide to the other Party the Sample Data for the Sample Analyses such Party performed (regardless of which Party owns such Sample Data), via electronic data transfer, in the format and using the media agreed to by the Parties, on the timelines in the Sample Analysis Plan. Neither Party shall use the Samples for any purpose other than performing the Sample Analyses for which it is responsible, without the prior written consent of the other Party.

(b) Ownership and Use of Sample Data. *** Each Party has the right to use the Sample Data for any lawful purpose; provided, however, each Party’s use of the Sample Data is subject to Section 6.3(e) and is subject to the limitations on disclosure of the other Party’s Confidential Information in Article 7.

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Article 6

Collaboration Inventions and Licenses

6.1 Collaboration Inventions.

(a) Definitions and Ownership. The definitions in this Section are for purposes of Article 6 (and as referenced in Article 1).

(i) “Collaboration Invention” means any invention, discovery or creation (including materials and Know-How or other intellectual property), whether or not patentable, that is first (A) conceived; (B) reduced to practice; (C) discovered; or (D) otherwise created, in each of the foregoing cases (A) through (D), by a Party (directly or by a Third Party on its behalf) (1) in the course of, or as a result of, conducting the Study, including through use of the Syndax Compound or the Genentech Compound; (2) in the course of performing activities under this Agreement, including Joint Development Committee or Data Review Committee discussions; (3) through use of the Study Data or the Sample Data; or (4) through use of the Samples, in all cases, regardless of whether conceived, reduced to practice, discovered or otherwise created solely or jointly by Syndax or Genentech (directly or by a Third Party on its behalf). Collaboration Inventions include new uses, compositions or formulations comprising a Compound, methods of predicting responsiveness to a Compound (and any diagnostic method or product related thereto), new methods of administration or dosing schemes for a Compound, or improvements to a Compound. Notwithstanding the foregoing definition, Collaboration Inventions exclude Study Data and Sample Data, the ownership and use of which is addressed in Article 5.

(ii) “Genentech Owned Invention” means a Collaboration Invention that relates *** to (A) *** or (B) ***. For the avoidance of doubt, any Collaboration Invention ***, even where ***, is a Genentech Owned Invention. Genentech shall solely own all right, title and interest in and to the Genentech Owned Inventions.

(iii) “Jointly Owned Invention” means a Collaboration Invention that relates to (A) *** or (B) ***. Jointly Owned Inventions exclude Genentech Owned Inventions and Syndax Owned Inventions. Subject to the licenses granted by one Party to the other in Section 6.2, Genentech and Syndax shall jointly own all right, title and interest in and to the Jointly Owned Inventions.

(iv) “Other Invention” means a Collaboration Invention that is not a Genentech Invention, a Syndax Invention or a Jointly Owned Invention. The ownership of Other Inventions shall be determined in accordance with United States patent laws.

(v) “Syndax Owned Invention” means a Collaboration Invention that relates *** to (A) *** or (B) ***. For the avoidance of doubt, any Collaboration Invention ***, even where ***, is a Syndax Owned Invention. Syndax shall solely own all right, title and interest in and to the Syndax Owned Inventions.

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(b) Disclosure. Each Party shall promptly disclose to the other Party any Collaboration Inventions conceived, reduced to practice, discovered or otherwise created by such Party (directly or by a Third Party on its behalf).

(c) Inventorship. ***

(d) Assignments and Cooperation. Each Party hereby assigns to the other Party a joint or sole ownership interest in the Collaboration Inventions as necessary to effectuate ownership of the Collaboration Inventions as set forth in Section 6.1(a). Each Party shall require its employees and Third Parties to assign to such Party any Collaboration Inventions conceived, reduced to practice, discovered or otherwise created by such employees or Third Parties, and to cooperate with such Party in connection with obtaining patent protection therefor. The Parties agree to cooperate with each other to effectuate ownership of the Collaboration Inventions as set forth in Section 6.1(a), including by executing and recording documents.

6.2 Licenses.

(a) License to Syndax. Genentech hereby grants to Syndax a non-exclusive, worldwide, fully paid, perpetual, sublicensable (as described in Section 6.2(c)) license, under Genentech’s right, title and interest in and to the Genentech Owned Inventions, solely for the purpose of performing research, development and/or commercialization of the Syndax Compound for use in the Combination.

(b) License to Genentech. Syndax hereby grants to Genentech a non-exclusive, worldwide, fully paid, perpetual, sublicensable (as described in Section 6.2(c)) license, under Syndax’s right, title and interest in and to the Syndax Owned Inventions, solely for the purpose of performing research, development and/or commercialization of the Genentech Compound for use in the Combination.

(c) Sublicenses; Exercise of Licensed Rights by Third Parties. Each Party may sublicense the rights granted to such Party under Section 6.2, and any rights under such sublicense may be further sublicensed to multiple tiers of sublicensees. Further, the rights under such licenses may be exercised by a Third Party on behalf of such Party (or a sublicensee) without the grant of a sublicense of such rights.

(d) No Implied Licenses. Except as otherwise expressly provided in this Agreement, this Agreement does not grant any right or license to either Party under any of the other Party’s intellectual property rights (including pre-existing or independently developed intellectual property rights), and no other right or license is to be implied or inferred from any provision of this Agreement or by the conduct of the Parties.

6.3 Patent Prosecution and Maintenance.

(a) Definitions. The definitions in this Section are for purposes of Article 6 (and as referenced in Article 1):

(i) “Outside Patent Counsel” means outside patent counsel agreed to by Genentech and Syndax.

(ii) “Prosecution and Maintenance” or “Prosecute and Maintain,” with regard to a given Patent, means ***.

(b) Solely Owned Inventions. Each Party, in its sole discretion and at its sole expense, has the right (but not the obligation) to Prosecute and Maintain any Patents for Collaboration Inventions that such Party solely owns, including the right to use Study Data and Sample Data in such Prosecution and Maintenance.

(c) Jointly Owned Inventions. The provisions of this Section 6.3(c) apply to the Prosecution and Maintenance of any Patents for Jointly Owned Inventions (each, a “Joint Patent”).

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(i) Prosecution and Maintenance. The Parties shall *** for the Prosecution and Maintenance of any Joint Patent, including deciding on ***. Notwithstanding anything to the contrary, in the event that, for all or particular activities, one Party wants to retain Outside Patent Counsel and the other does not want to retain Outside Patent Counsel, ***.

(ii) Cooperation. Each Party shall cooperate with and assist the other Party in the Prosecution and Maintenance of any Joint Patent, including (A) consulting with the other Party after receiving any substantial action or development in the Prosecution and Maintenance of such Patent and (B) making its relevant scientists and scientific records reasonably available. In addition, each Party shall sign and deliver, or use reasonable efforts to have signed and delivered, at no charge to the other Party, all documents necessary in connection with such Prosecution and Maintenance.

(iii) Instructions to Outside Patent Counsel. With respect to any Joint Patent, the Outside Patent Counsel (if any) shall be instructed to (A) keep the Parties informed regarding the Prosecution and Maintenance thereof; (B) promptly furnish to each Party a copy of such Patent and copies of documents relevant to such Prosecution and Maintenance, including copies of correspondence with any patent office, foreign associates and outside counsel; and (C) act on the Parties’ instructions relating to such Prosecution and Maintenance.

(iv) Costs. Except as provided in Section 6.3(c)(v), *** the out-of-pocket costs for all Joint Patents.

(v) Assignment to One Party. In the event that one Party (for purposes of this Section, the “Filing Party”) wishes to file a patent application for a given Jointly Owned Invention and the other Party (for purposes of this Section, the “Non-Filing Party”) does not wish to file such patent application in any countries or in particular countries, the Non-Filing Party shall execute such documents and perform such acts, at the Filing Party’s expense, as may be reasonably necessary to effect an assignment of such Jointly Owned Invention (including applicable patent applications) to the Filing Party in all applicable countries, in a timely manner, to allow the Filing Party to Prosecute and Maintain such patent applications, at the Filing Party’s expense. Likewise, if a Party (for purposes of this Section, the “Opting-Out Party”) wishes to discontinue the Prosecution and Maintenance of a patent application for a given Jointly Owned Invention in any countries or in particular countries, the other Party, at its sole option (for purposes of this Section, the “Continuing Party”), may continue such prosecution and maintenance. In such event, the Opting-Out Party shall execute such documents and perform such acts, at the Continuing Party’s expense, as may be reasonably necessary to effect an assignment of such Jointly Owned Invention (including applicable patent applications) to the Continuing Party in all applicable countries, in a timely manner, to allow the Continuing Party to Prosecute and Maintain such patent applications, at the Continuing Party’s expense. The Non-Filing Party and the Opting-Out Party (as applicable) shall be entitled to receive copies of all patent applications filed and all related Prosecution and Maintenance documents. Any Jointly Owned Invention (including applicable patent applications) so assigned shall thereafter be owned solely by the Filing Party or Continuing Party (as applicable), and the Non-Filing Party or the Opting-Out Party (as applicable) shall have ***.

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(d) Use of Jointly Owned Inventions.

(i) General. Subject to the other provisions in Section 6.3 (including Section 6.3(d)(ii)), ***.

(ii) Limitations. ***.

(e) Limitations on Patent Prosecution. Notwithstanding anything to the contrary in Section 5.1(b) and Section 5.2(b), and except as expressly provided in Section 6.3(b) and Section 6.3(c), without the prior written consent of the other Party:

(i) ***

(ii) ***

(iii) ***

(iv) ***.

6.4 Patent Enforcement and Defense. The rights and obligations of each Party with respect to the enforcement and defense of a given Patent for a Collaboration Invention (including settling related claims, suits or actions) shall be the same as the rights and obligations of such Party with respect to the Prosecution and Maintenance of such Patent under Section 6.3 mutatis mutandis. In the event that a Party takes action to enforce or defend a given Patent for a Collaboration Invention, the other Party, at the acting Party’s expense, shall provide all reasonable assistance and cooperation, including, by way of example, being joined as a party to the action, providing any necessary powers of attorney and executing any other required documents or instruments for such purposes.

Article 7

Confidentiality

7.1 Disclosure and Use of Confidential Information. Except to the extent expressly authorized by this Agreement (including under Section 7.3), each Party (for purposes Article 7, the “Receiving Party”) in possession of the Confidential Information of the other Party (for purposes Article 7, the “Disclosing Party”) agrees to: (a) hold in confidence and not disclose the Disclosing Party’s Confidential Information to any Third Party (other than by a Party to an Affiliate under an obligation of confidentiality) and (b) only use (or permit the use of) the Disclosing Party’s Confidential Information in connection with activities contemplated by this Agreement. Except as otherwise expressly provided in this Agreement, nothing in Article 7 shall restrict either Party from using or disclosing any of its own Confidential Information for any purpose whatsoever.

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7.2 Exceptions. The obligations of the Receiving Party set forth in Section 7.1 shall not apply to the Disclosing Party’s Confidential Information to the extent that the Receiving Party establishes by written evidence that such Confidential Information:

(a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of its disclosure by the Disclosing Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure by the Disclosing Party;

(c) became generally available to the public or otherwise part of the public domain, other than through any act or omission of the Receiving Party in breach of this Agreement, after its disclosure by the Disclosing Party;

(d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

(e) was subsequently developed by or on behalf of the Receiving Party without use of the Disclosing Party’s Confidential Information; or

(f) is no longer subject to the provisions of Section 7.1 by the prior written consent of the Disclosing Party.

7.3 Authorized Disclosures.

(a) Legal Compliance. A Party may disclose the other Party’s Confidential Information if such disclosure is required by law, rule or regulation (including to comply with the order of a court or governmental regulations), but only to the extent such disclosure is reasonably necessary for such compliance; provided, however, except for disclosures otherwise permitted under Section 7.3, or as otherwise required or necessitated by law, such Party shall provide prompt notice of such disclosure requirement to the other Party and provide reasonable assistance to enable such other Party to seek a protective order or otherwise prevent such disclosure (in each case, to the extent it is legally permitted to do so).

(b) Regulatory Authorities. A Party may disclose the other Party’s Confidential Information to Regulatory Authorities to the extent such disclosure is required to comply with applicable governmental regulations or is in connection with such Party’s filings, submissions and communications with Regulatory Authorities regarding such Party’s Compound.

(c) Patent Prosecution. The prosecution of patent applications for Collaboration Inventions, which are the sole or joint Confidential Information of a Party or the Parties, is governed by Section 6.3.

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(d) Publications and Presentations. The publication and presentation of Study Data and Sample Data, including provisions regarding the Confidential Information of a Party contained in such a disclosure, is governed by Section 8.2.

(e) Subcontractors. A Party may disclose the other Party’s Confidential Information to subcontractors to the extent such disclosure is required to conduct the Study or to otherwise fulfill its obligations under this Agreement; provided, however, any such subcontractors must be contractually bound in writing by obligations reasonably similar to those set forth in Section 7.1. By way of example, but not limitation, Syndax may, subject to the foregoing, disclose Genentech’s Confidential Information and the Protocol to CROs, prospective and actual Participating Sites, IRBs, Investigators, the Data Review Committee and any advisory boards related to the Study.

(f) Affiliates; Professional Advisors; Other Third Parties. A Party may disclose the other Party’s Confidential Information, on a confidential basis and to the extent reasonably necessary, to its Affiliates, board members, accountants, attorneys, auditors and other professional advisors for the sole purpose of enabling such disclosees to provide advice to such Party in connection with the research, development or commercialization of such Party’s Compound. ***

7.4 Continuing Obligation. Article 7 shall survive the expiration or termination of this Agreement for a period of ***.

7.5 Termination of Prior Agreements. As of the Effective Date, this Agreement supersedes the Non-Disclosure Agreement between Syndax and Hoffman-La Roche Inc. (covering the Roche Group, including Genentech) effective as of ***. All “Information” (as defined in such non-disclosure agreement) exchanged between the Parties thereunder shall be deemed Confidential Information hereunder and shall be subject to the provisions of Article 7.

Article 8

Public Disclosures; Use of Names

8.1 Clinical Trials Registries. Syndax agrees that it is the “responsible party” as that term is used in Title VIII Section 801 of the Food Drug Administration Amendments Act 2007 (known as FDAAA 801) and, as such, agrees to timely post the required Study information on ClinicalTrials.gov, and on other clinical trials registries as required by Applicable Law.

8.2 Publications and Presentations. Syndax shall publish or present the final results of the Study (in accordance with this Section 8.2), whether such results are positive or negative in any respect, such as with respect to the Combination or either Compound. Authorship of publications or presentations of any Study Data or Sample Data shall be determined in accordance with appropriate scientific and academic standards and customs. In the event that

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either Party (for purposes of this Section, the “Publishing Party”) wishes to publish or present any Study Data or Sample Data, the Publishing Party shall submit to the other Party (for purposes of this Section, the “Reviewing Party”) all materials related to the proposed publication or presentation (including posters, abstracts, manuscripts and written descriptions of oral presentations) at least *** (or ***, in the case of abstracts) prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials. The Reviewing Party shall review such submitted materials and respond to the Publishing Party as soon as reasonably possible, but in any case within *** (or ***, in the case of abstracts) of receipt thereof. The Publishing Party will be permitted to publish or present such Study Data or Sample Data, but shall give reasonable consideration to any request by the Reviewing Party; provided, however, at the request of the Reviewing Party, the Publishing Party shall (i) delete from such proposed publication or presentation Confidential Information of the Reviewing Party (including Sample Data owned solely or jointly by the Reviewing Party), provided that the Publishing Party shall have no obligation to delete any Study Data; and/or (ii) if such proposed publication or presentation contains patentable subject matter owned solely or jointly by the Reviewing Party, delay such proposed publication or presentation, for ***, to permit the Reviewing Party to prepare and file a patent application. The Publishing Party shall comply with all applicable requirements regarding disclosure of industry support (financial or otherwise) in connection with any publications and presentations. For clarity, the provisions of this Section 8.2 only apply to publications or presentations of Study Data or Sample Data and do not apply to any other publications or presentations by a Party, including with respect to results from such Party’s development activities outside of the Study.

8.3 Press Releases and Other Public Disclosures.

(a) Generally. For purposes of Section 8.3, a “Disclosure” means a press release or other public disclosure concerning this Agreement or the subject matter hereof, including the terms and conditions of this Agreement and the Protocol. The provisions of Section 8.3 are in addition to the provisions of Article 7.

(b) Review and Approval. Each Party agrees that the other Party shall have no less than *** (before the date of a proposed Disclosure) to review and provide comments regarding any proposed Disclosure (subject to Section 8.3(d)), unless a shorter review time is agreed to by both Parties. Except for Disclosures covered by other provisions of Section 8.3, if a Party desires to make a Disclosure, it shall obtain the other Party’s prior written approval for the proposed Disclosure. Disclosures include public communications that contain previously disclosed information; provided, however, neither Party shall be required to obtain the other Party’s approval to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with Section 8.3, provided such information remains accurate at such time.

(c) Press Release by Syndax. On or immediately after the Effective Date, Syndax shall be permitted to issue the press release in Exhibit D.

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(d) Disclosure Required by Law. In the event that one Party reasonably concludes, based on the opinion of legal counsel, that a Disclosure is required by law, rule or regulation (including the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of Section 8.3, collectively, an “Exchange”)), such Party shall provide the other Party with such advance notice of this Disclosure as it reasonably can, but shall not be required to obtain approval therefor. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

(e) Filing of Agreement. The Parties acknowledge that either or both Parties may be obligated under the disclosure requirements of an Exchange to file a copy of this Agreement with such Exchange. Each Party shall be entitled to make such a required filing, provided that it uses reasonable efforts to request confidential treatment of the commercial terms and sensitive technical terms of this Agreement, to the extent such confidential treatment is reasonably available to such Party. The filing Party shall provide to the other Party a copy of this Agreement marked to show the provisions for which the filing Party intends to seek confidential treatment no less than *** before the date of the proposed filing, for such other Party’s review and comment, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to the proposed redactions.

8.4 Use of Names. Each Party agrees to identify the other Party and acknowledge its support in any press release and any publication or presentation of the Study Data or Sample Data (which shall be in accordance with other provisions of this Agreement, including Section 8.2). Except as otherwise expressly provided in this Agreement, no right, express or implied, is granted by the Agreement to use in any manner the name of “Syndax,” “Genentech” or any other trade name or trademark of the other Party in any public statement or for commercial, marketing or other promotional purpose, without the other Party’s prior written consent.

Article 9

Human Subjects

9.1 Informed Consent. Syndax shall obtain the informed consent of Subjects, in accordance with Applicable Law. The informed consent form shall (a) include risks and discomforts associated with the Genentech Compound substantially similar to those identified in the safety information made available to Syndax by Genentech; (b) not represent that any member of the Roche Group is a Sponsor; (c) not represent that any member of the Roche Group agrees to compensate Subjects for Study-related injuries; and (d) not represent that any member of the Roche Group shall provide the Genentech Compound to Subjects after Study Completion or earlier Study termination.

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9.2 IRB Approval. Syndax shall obtain IRB review and approval of the Protocol and the informed consent form for the Study in accordance with Applicable Law.

9.3 Patient Privacy and Data Protection. The Parties shall comply with Applicable Law relating to patient privacy and data protection, as applicable to such Party. Such compliance includes obtaining, in a manner consistent with HIPAA, authorization from each Subject to provide such Subject’s Protected Health Information (or “PHI” as that term is defined in HIPAA) to Syndax, and its representatives, collaborators (including Genentech and other members of the Roche Group) and licensees for the purposes of (a) conducting the Study; (b) conducting research directly related to the health condition under investigation pursuant to the Protocol and related diseases; (c) the use of the Genentech Compound and the Syndax Compound in disease therapy or diagnosis; and (d) inspecting records and/or facilities relevant to the Study.

Article 10

Records; Debarment; Investigations and Inquiries

10.1 Records. In addition to providing Study Data to Genentech under Section 5.1(a), Syndax shall permit, and shall use commercially reasonable efforts to ensure that each Project Participant shall permit, Genentech to inspect records and facilities relevant to the Study, upon request at reasonable times during normal business hours. Syndax (or its designee) shall maintain such records for at least the period of time required by Applicable Law, but for no less than *** following the completion or termination of the Study.

10.2 Debarment. Syndax shall require each Project Participant to (a) represent and warrant or (b) represent and certify, in either case (as applicable), that neither such Project Participant nor anyone employed by such Project Participant has been debarred under 21 USC § 335a, disqualified under 21 CFR § 312.70 or § 812.119, sanctioned by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar regional, national, federal or state agency or program. If a Project Participant receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the foregoing-referenced statutes, Syndax shall promptly notify Genentech, and the Parties shall cooperate to appropriately address the matter.

10.3 Investigations and Inquiries. If Syndax, or any other Project Participant receives (a) a notice from a Regulatory Authority that it plans to conduct an investigation covering, in whole or in part, data or other activities relating to the Study or (b) an inquiry or other correspondence from a Regulatory Authority regarding, in whole or in part, data or other activities relating to the Study, Syndax shall promptly forward any such notices, inquiries and

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correspondences to Genentech. Unless prohibited by such Regulatory Authority, Syndax shall allow Genentech to participate in any investigations or responses to such inquiry. For clarity, Genentech has no obligation to so participate, other than as expressly provided in the Agreement (e.g., under Section 2.7(b) and Section 2.9).

Article 11

Safety Reporting

11.1 Pharmacovigilance Agreement. Syndax shall comply with Applicable Law for safety reporting requirements, including the requirements in 21 CFR § 312.32. Prior to First Site Ready, the Parties shall enter into a pharmacovigilance agreement setting forth the Parties’ responsibilities and obligations with respect to the procedures and timeframes for compliance with Applicable Law pertaining to safety reporting of the Compounds and their related activities for the Study (“PV Agreement”). Syndax shall be responsible for reporting adverse events from the Study to Regulatory Authorities.

Article 12

Term; Termination

12.1 Term. This Agreement shall be effective as of the Effective Date. Unless sooner terminated as provided in Article 12, this Agreement shall expire on the day after the later of the following events: (a) Syndax provides the Final Study Report to Genentech in accordance with Section 2.8(c) or (b) each Party provides to the other Party the Sample Data in accordance with Section 5.2(a).

12.2 Termination for Material Breach. Either Party may terminate this Agreement, by notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within *** after the breaching Party receives notice of such breach from the non-breaching Party; provided, however, if such breach is not capable of being cured within such *** period, the cure period shall be extended for such amount of time that the Parties agree to in writing is reasonably necessary to cure such breach, so long as the breaching Party is using diligent efforts to do so.

12.3 Termination for Other Reasons. Either Party may terminate this Agreement immediately, by notice to the other Party, if: (a) based on a review of Study Data or other Study-related information, such Party determines that the Study may unreasonably affect patient safety; (b) any Regulatory Authority or IRB withdraws the authorization and/or approval to conduct the Study; (c) any Regulatory Authority takes any action, or raises any objection, that prevents such Party from supplying its Compound for purposes of the Study; (d) the other Party breaches the representation and warranty under Section 13.1(c); or (e) such Party determines, in

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its sole discretion, to discontinue all development of its Compound, for medical, scientific, business or legal reasons, provided that if Genentech is the terminating Party under this clause (d), it shall use commercially reasonable efforts to fulfill its supply obligations under Section 4.2 after such termination.

12.4 Effects of Termination or Expiration.

(a) Study Wind-Down. Following termination of this Agreement under Section 12.2 or Section 12.3, the Parties shall cooperate to ensure the orderly wind-down of Study activities, taking into consideration the safety and welfare of Subjects.

(b) Accrued Rights and Obligations. Except as otherwise expressly provided in this Agreement, termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the effective date of such termination. Any right that a Party has to terminate this Agreement, and any rights that such Party has under Article 12, shall be in addition to and not in lieu of all other rights or remedies that such Party may have at law or in equity or otherwise.

(c) Survival. Except as otherwise expressly provided in this Agreement, the following shall survive this Agreement’s expiration or termination for any reason: (i) Sections 2.7 (Regulatory Matters), 2.8(a) (Documentation), 2.11 (Subsequent Studies), 4.2(e) (Use of Compound), 5.1(b) (Ownership and Use of Study Data), 5.2 (Sample Analyses and Sample Data) and 9.3 (Patient Privacy and Data Protection) and (ii) Article 1 (Definitions), Article 6 (Collaboration Inventions and Licenses), Article 7 (Confidentiality), Article 8 (Public Disclosures; Use of Names), Article 10 (Records; Debarment; Investigations and Inquires), Article 12 (Term; Termination), Article 13 (Representations and Warranties) and any representations and warranties in other Sections of the Agreement, Article 14 (Indemnification; Limitation on Liability; Insurance), Article 15 (Dispute Resolution) and Article 17 (Miscellaneous). To the extent applicable to a Section or Article that survives the expiration or termination of this Agreement, any other Sections and Articles that are (directly or indirectly) referenced in, or refer to, such surviving Section or Article shall survive.

Article 13

Representations and Warranties

13.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party the following:

(a) Such Party has the full right, power and authority, and has obtained all approvals, permits or consents necessary, to enter into this Agreement, to perform all of its obligations hereunder.

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(b) Such Party has not prior to the Effective Date entered into, and shall not following the Effective Date enter into, any agreement that conflicts in any way with this Agreement or such Party’s obligations hereunder.

(c) Neither such Party nor anyone employed by it has been debarred under 21 USC § 335a, disqualified under 21 USC § 312.70 or § 812.119, sanctioned by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar regional, national, federal or state agency or program. If such Party receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the foregoing-referenced statutes, such Party shall promptly notify the other Party, and the Parties shall cooperate to appropriately address the matter.

13.2 Disclaimers. NEITHER PARTY REPRESENTS OR WARRANTS THAT THE STUDY WILL BE SUCCESSFUL OR LEAD TO ANY PARTICULAR RESULT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE COMPOUNDS, MATERIALS OR INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

Article 14

Indemnification; Limitation on Liability; Insurance

14.1 Indemnification.

(a) Definitions. The following definitions are for purposes of Section 14.1:

(i) “Claims” means claims, suits, actions, demands or other proceedings by any Third Party arising out of this Agreement or the Study.

(ii) “Indemnitee” means, as applicable, a Syndax Indemnitee (as defined in Section 14.1(b)(i)) or a Genentech Indemnitee (as defined in Section 14.1(c)(i)).

(iii) “Losses” means any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, reasonable attorneys’ fees and other expenses of litigation).

(b) Indemnification by Genentech.

(i) Indemnification Scope. Genentech hereby agrees to indemnify, defend and hold harmless each of Syndax, its Affiliates and its and their officers, directors,

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employees, subcontractors and agents (for purposes of Section 14.1, each, a “Syndax Indemnitee”) from and against Losses incurred in connection with Claims, to the extent such Losses (A) were directly caused by (1) the negligence or willful misconduct of any Genentech Indemnitees; (2) Genentech’s breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Genentech’s breach of any Applicable Law pertaining to activities it performs under this Agreement or (B) are attributable to ***.

(ii) Procedures. Syndax shall (A) notify Genentech of any Claim for which it seeks to exercise its rights under Section 14.1(b)(i) as soon as reasonably possible after it receives notice of such Claim; (B) permit Genentech to assume the sole control of the defense thereof, including the right to settle or conclude such defense; (C) cooperate as reasonably requested (at the expense of Genentech) in the defense of such Claim; and (D) not settle such Claim without the express, prior written consent of Genentech. Genentech’s obligations under Section 14.1(b)(i) shall not apply (A) to amounts paid in settlement of any Claims if such settlement is effected without Genentech’s consent or (B) to the extent any Losses were directly caused by (1) the negligence or willful misconduct of any Syndax Indemnitees; (2) Syndax’s breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Syndax’s breach of any Applicable Law pertaining to activities it performs under this Agreement.

(c) Indemnification by Syndax.

(i) Indemnification Scope. Syndax hereby agrees to indemnify, defend (if requested by Genentech) and hold harmless each of Genentech, its Affiliates and its and their officers, directors, employees, subcontractors and agents (for purposes of Section 14.1, each, a “Genentech Indemnitee”) from and against Losses incurred in connection with Claims, to the extent such Losses (A) were directly caused by (1) the negligence or willful misconduct of any Syndax Indemnitees; (2) Syndax’s breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Syndax’s breach of any Applicable Law pertaining to activities it performs under this Agreement or (B) are attributable to the ***.

(ii) Procedures. Genentech shall notify Syndax of any Claim for which it seeks to exercise its rights under Section 14.1(c)(i) as soon as reasonably possible after it receives notice of such Claim. If requested by Genentech, Syndax shall assume control of the defense thereof, with counsel mutually satisfactory to the Parties, including the right to settle or conclude such defense. In the event that Genentech requests that Syndax assume such control, Genentech shall (A) cooperate as reasonably requested (at the expense of Syndax) in the defense of such Claim and (B) not settle such Claim without the express, prior written consent of Syndax. Syndax’s obligations under Section 14.1(c)(i) shall not apply (A) to amounts paid in settlement of any Claims if such settlement is effected without Syndax’s consent or (B) to the extent any Losses were directly caused by (1) the negligence or willful misconduct of any Genentech Indemnitees; (2) Genentech’s breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Genentech’s breach of any Applicable Law pertaining to activities it performs under this Agreement.

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(d) Limitations. The failure of an Indemnitee to deliver notice to the other Party (for purposes of this Section 14.1(d), the “Indemnitor”) within a reasonable time after the commencement of any Claim for which such Indemnitee seeks to exercise its rights under Section 14.1, to the extent prejudicial to the Indemnitor’s ability to defend such Claim, shall relieve the Indemnitor of its obligation to the Indemnitees under Section 14.1. The Parties agree that only Syndax or Genentech may seek to exercise the rights under Section 14.1 (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly seek to exercise such rights.

(e) Study Subjects. Syndax shall not offer compensation on behalf of Genentech to any Subject or bind Genentech to any indemnification obligations in favor of any Subject.

14.2 Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER CAUSED; PROVIDED HOWEVER, NOTHING IN THIS SECTION 14.2 IS INTENDED TO LIMIT THE RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 14.1.

14.3 Insurance.

(a) General. Each Party shall maintain insurance coverage as set forth in Section 14.3; provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage. Insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-VII or better. On request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under Section 14.3. Each Party shall provide to the other Party at least *** notice of any cancellation, nonrenewal or material change in any of the required insurance coverages. The limits of any required insurance coverage shall not limit the Parties’ liability under the indemnification provisions of this Agreement.

(b) Genentech Coverage. Genentech shall maintain product liability insurance relating to the Genentech Compound provided by Genentech under this Agreement, for limits no less than ***.

(c) Syndax Coverage. Syndax shall maintain in full force and effect through the term of this Agreement, sufficient insurance, including (i) commercial general liability (including contractual liability) insurance covering bodily injury and property damage arising out of Syndax’s obligations under this Agreement, for limits no less than *** and (ii) product liability insurance relating to the Syndax Compound provided by Syndax under this Agreement, for limits of no less than ***. For claims made type coverage, product liability insurance shall

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be maintained for a minimum of *** after the last Subject receives treatment in connection with the Study (which may be achieved, without limitation, by way of an extended reporting period endorsement), including any treatment received after Study Completion, but not less than the statute of limitations in the state or location where the Study is being conducted. Syndax shall ensure prior to the enrollment of any Subjects that the insurance policies required by this Section cover injuries that may arise in connection with a clinical trial.

Article 15

Dispute Resolution

15.1 Internal Resolution. Except as otherwise expressly provided in this Agreement, any disputes shall be first referred to the Roche Group’s Global Head of Clinical Development for Hematology/Oncology Product Development and Syndax’s Chief Development Officer for resolution, prior to proceeding under the other provisions of Article 15. A dispute shall be referred to such executives upon one Party providing the other Party with notice that such dispute exists, and such executives (or their designees) shall attempt to resolve such dispute through good faith discussions. In the event that such dispute is not resolved within *** of such other Party’s receipt of such notice, (a) Genentech shall have final decision making authority with respect to matters solely related to safety concerns solely related to the Genentech Compound; (b) Syndax shall have final decision making authority with respect to matters solely related to safety concerns solely related to the Syndax Compound; (c) subject to the foregoing, Syndax shall have final decision making authority with respect to operational matters with respect to conducting the Study, including selecting Participating Sites, Investigators and CROs; and (d) either Party may initiate dispute resolution under Section 15.2 with respect to any other unresolved disputes, including safety concerns related to the Combination, publications strategy and patent prosecution.

15.2 Arbitration. Except as otherwise expressly provided in this Agreement, the Parties agree that any dispute not resolved internally by the Parties pursuant to Section 15.1 shall be resolved through binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, except as modified in this Agreement, applying the substantive law specified in Section 17.2. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Article 16

General Provisions

16.1 Subcontracting. Each Party shall have the right to delegate any portion of its obligations under this Agreement to a subcontractor, provided that such Party shall remain solely and fully liable for the performance of such subcontractors. Each Party shall ensure that each of

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its subcontractors performs its obligations pursuant to the terms of this Agreement, including the Exhibits. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such subcontractors that are held by or under the control of such subcontractors and that are required to be provided to the other Party under this Agreement.

16.2 Compliance With Laws and Policies. Each Party shall perform activities under this Agreement in compliance with Applicable Law and in accordance with good business ethics and the ethics and other corporate policies applicable to such Party. Specifically, each Party covenants that it, its directors, employees, officers, and anyone acting on its behalf, shall not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery. Other provisions of the Agreement require compliance with specified areas of Applicable Law and such other provisions do not limit the scope of compliance required of the Parties under this Section.

Article 17

Miscellaneous

17.1 Notices. Except as otherwise expressly provided in this Agreement, any notice required under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent in accordance with the provisions of this Section 17.1. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent). Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 17.1 by sending written notice to the other Party.

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If to Syndax:

Syndax Pharmaceuticals, Inc.

400 Totten Pond Road, Suite 110

Waltham, Massachusetts 02451

Attn: Chief Operating Officer

Telephone: (781) 419-1400

Facsimile: (781) 419-1420

with a required copy to:

Syndax Pharmaceuticals, Inc.

400 Totten Pond Road, Suite 110

Waltham, Massachusetts 02451

Attn: Vice President, Product Development

Telephone: (781) 419-1400

Facsimile: (781) 419-1420

If to Genentech:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: Corporate Secretary

Telephone: (650) 225-1000

Facsimile: (650) 467-9146

with a required copy to:

F Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070 Basel

Switzerland

Attn: Head of Oncology, Business Development, Roche Partnering

Telephone: +41 61 688 06 29

17.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles. The Parties hereby exclude from this Agreement the application of the United Nations Convention on Contracts for the International Sale of Goods.

17.3 Assignment.

(a) General. Except as otherwise expressly provided in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, such consent not to be

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unreasonably withheld. Subject to the other provisions of Section 17.3, either Party may assign this Agreement, in its entirety, to (a) an Affiliate; (b) an acquirer of all its capital stock (by reverse triangular merger or otherwise) or all or substantially all its assets; or (c) an acquirer (whether by license or acquisition) of all of the assigning Party’s rights with respect to its Compound, including rights to research, develop, manufacture and commercialize the Compound (for purposes of Section 17.3, any of the foregoing, a “Change of Control”), provided that in the event of any Change of Control, the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by the obligations of the assigning Party under this Agreement. A copy of such writing shall be provided to the non-assigning Party within thirty (30) days of the assignment. Subject to the foregoing and other applicable provisions of Section 17.3, this Agreement will inure to the benefit of and bind the Parties’ successors and assigns. Any assignment or delegation in contravention of any such applicable provisions shall be null and void. Notwithstanding any other provision of Section 17.3, this Agreement may only be assigned together with the Ancillary Agreements.

(b) Assignment by Syndax; Acquisitions. In the case of a Change of Control of Syndax, Syndax shall notify Genentech promptly upon completing such Change of Control if the acquiring party (i) has an *** to research, develop or commercialize a *** (for purposes of this Section, any or all of which such *** are a “***”) or is (ii) is working with another party on a ***, where such work includes ***. Syndax, including its acquiring party, shall (i) adopt reasonable procedures to prevent any use of Confidential Information of Genentech in any *** and (ii) provide *** to *** as soon as legally practicable. The foregoing obligations shall also apply if Syndax or a Syndax Affiliate acquires a Third Party that has, or is working with another party on, a ***. For the purposes of this Section, “***” means *** that *** or otherwise *** of *** to *** of its *** or *** resulting from the *** of *** with ***. For the purposes of this Section, “***” means *** that *** or otherwise *** of *** to *** of its *** or *** resulting from the *** of *** with ***.

(c) Assignment by Genentech; Acquisitions. In the case of a Change of Control of Genentech, Genentech shall notify Syndax promptly upon completing such Change of Control if the acquiring party (i) has an *** to research, develop or commercialize an *** (for purposes of this Section, any or all of which such *** are ***”) or is (ii) is working with another party on ***, where such work includes ***. Genentech, including its acquiring party, shall (i) adopt reasonable procedures to prevent any use of Confidential Information of Syndax in any *** and (ii) provide *** to *** as soon as legally practicable. The foregoing obligations shall also apply if Genentech or a Genentech Affiliate acquires a Third Party that has, or is working with another party on, ***. For the purposes of this Section, “***” means *** that ***.

17.4 Force Majeure. Neither Party shall be deemed to have breached this Agreement for failure to perform its obligations under this Agreement to the extent such failure results from causes beyond the reasonable control of the affected Party, such causes including acts of God, earthquakes, fires, floods, embargoes, wars, acts of terrorism, insurrections, riots, civil

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commotions, omissions or delays in action by any governmental authority, acts of a government or agency thereof and judicial orders or decrees. If a force majeure event occurs, the Party unable to perform shall promptly notify the other Party of the occurrence of such event, and the Parties shall meet (in person or telephonically) promptly thereafter to discuss the circumstances relating thereto. The Party unable to perform shall (a) provide reasonable status updates to the other Party from time to time; (b) use commercially reasonable efforts to mitigate any adverse consequences arising out of its failure to perform; and (c) resume performance as promptly as possible.

17.5 Relationship of the Parties. The Parties to this Agreement are independent contractors, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

17.6 Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment to this Agreement shall be effective unless made in writing and executed by an authorized representative of each Party. A Party’s failure to exercise, or delay in exercising, any right, power, privilege or remedy under this Agreement shall not (a) operate as a waiver thereof or (b) operate as a waiver of any other right, power, privilege or remedy. A waiver will be effective only upon the written consent of the Party granting such waiver.

17.7 Construction; Captions. Each Party acknowledges that it participated in the negotiation and preparation of this Agreement and that it had the opportunity to consult with an attorney of its choice in connection therewith. Ambiguities, if any, in this Agreement shall not be construed against either Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision. Capitalized terms defined in the singular shall include the plural and vice versa. The terms “includes” and “including” mean “includes, without limitation,” and “including, without limitation,” respectively. Titles, headings and other captions are for convenience only and shall not affect the meaning or interpretation of this Agreement.

17.8 Severability. If any of the provisions of this Agreement are held to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable provisions shall be replaced by legal, valid and enforceable provisions that will achieve to the maximum extent possible the intent of the Parties, and the other provisions of this Agreement shall remain in full force and effect.

17.9 Entire Agreement. This Agreement, together with the Ancillary Agreements, contains the entire understanding between the Parties with respect to the subject matter hereof and thereof and supersedes and terminates all prior agreements, understandings and arrangements between the Parties with respect to such subject matter, whether written or oral.

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17.10 Counterparts; Facsimiles. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile (including a PDF image delivered via email) of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

[Signature page follows]

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.

SYNDAX PHARMACEUTICALS, INC.		GENENTECH, INC.

Signed:	/s/ Michael Metzger	Signed:	/s/ Mark Davis

Name:	Michael Metzger	Name:	Mark Davis

Title:	President and COO	Title:	Life Cycle Leader

[Signature page to Combination Study Collaboration Agreement]

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EXHIBIT A

PROTOCOL SUMMARY

[Protocol summary begins on following page]

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A-1

***

*** INDICATES 16 PAGES OF MATERIAL THAT WERE OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A-2

CONFIDENTIAL

EXHIBIT B

SAMPLE ANALYSIS PLAN

Item	Priority	Sample Analyses to be Performed	Party to Perform Analysis	Timing for Sharing Sample Data	Ownership of Sample Data
***	***	***	***	***	***

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Exhibit B-1

CONFIDENTIAL

***

Item	Sample Analyses to be Performed	Party to Perform Analysis	Timing for Sharing Sample Data	Ownership of Sample Data
***	***	***	***	***

NOTES:

•	***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B-2

CONFIDENTIAL

EXHIBIT C

COMPOUND SUPPLY PLAN

Schedule of Deliveries for the Genentech Compound (Atezolizumab)

Following are estimates of the demand for the supply of Atezolizumab for the Study. The supply chain teams from Syndax and Genentech will meet regularly to review demand and supply requirements and adjust the delivery schedule to ensure continuous supply for the Study. The schedule below assumes ***.

The delivery dates below are based on the current expectation that the “first patient enrolled” will occur in ***.

Estimated Delivery Date	Estimated Quantity of Vials
***	***
Total	***

Product Information

***

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Exhibit C-1

CONFIDENTIAL

EXHIBIT D

PRESS RELEASE

SYNDAX ENTERS CLINICAL TRIAL COLLABORATION IN CANCER IMMUNOTHERAPY COMBINING ENTINOSTAT AND ATEZOLIZUMAB

Phase 1b/2 trial with Genentech will assess the safety and efficacy of combining these investigational therapies for the treatment of triple-negative breast cancer

WALTHAM, Mass., August XX, 2015 – Syndax Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on developing therapies for the treatment of cancer, announced today that it has entered into a clinical collaboration with Genentech, a member of the Roche Group, to evaluate the safety, tolerability and preliminary efficacy of Syndax’s entinostat, an oral small molecule that targets immune regulatory cells (myeloid-derived suppressor cells (MDSCs) and regulatory T cells (Tregs)), in combination with Genentech’s atezolizumab (MPDL3280A), a fully humanized monoclonal antibody targeting protein programmed cell death ligand 1 (PD-L1), in patients with triple-negative breast cancer. Triple-negative breast cancer is estimated to account for 10-20% of all diagnosed breast cancers and is characterized by a lack of expression of estrogen receptor (ER-), progesterone receptor (PR-) and HER2 (HER2-) on the breast cancer cells.

“Clinical development collaborations with industry leaders are an essential element of our strategy to realize the full potential of entinostat and position Syndax at the forefront of next-generation immuno-oncology therapy,” said Briggs W. Morrison, M.D., Chief Executive Officer of Syndax. “This collaboration expands our emerging immuno-oncology program into an important new indication. We are looking forward to collaborating with Genentech to study atezolizumab and entinostat in a breast cancer population with few treatment options.”

Syndax will be responsible for conducting the Phase 1b/2 clinical trial in triple-negative breast cancer and the agreement includes a provision where the parties may extend the collaboration to include a Phase 3 clinical trial as well as additional trials in new indications of mutual interest.

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Exhibit D-1

CONFIDENTIAL

About Syndax Pharmaceuticals, Inc.

Syndax is a clinical-stage biopharmaceutical company developing entinostat as a combination therapy for tumors that have shown sensitivity to immuno-oncology therapies, initially in non-small cell lung cancer, or NSCLC, melanoma and breast cancer. Entinostat is an oral small molecule that has direct effects on both cancer cells and immune regulatory cells, potentially enhancing anti-tumor immune responses. Entinostat is being evaluated in a Phase 1b/2 clinical trial for NSCLC and melanoma and in a Phase 3 clinical trial for advanced breast cancer. For more information on Syndax please visit www.syndax.com.

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Contacts

Investor and Media Relations:

Karen L. Bergman

BCC Partners

(650) 575-1509

kbergman@bccpartners.com

Jen LaVin

BCC Partners

(617) 718-0276

jlavin@bccpartners.com

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit D-2